218 North Bernard

Spokane, WA 99201

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated July 3, 2012, on the financial statements of Semble, Inc. as of December 31, 2012 and for the period then ended, and the inclusion of our name under the heading "Experts" in this Form S-1 Registration Statement filed with the Securities and Exchange Commission.

MartinelliMick PLLC

MartinelliMick PLLC

MartinelliMick PLLC

MartinelliMick PLLC

Spokane, Washington

July 5, 2012